As Filed with the Securities and Exchange Commission on June 5, 2013       File No.333-

FORM S-1

SECURITIES AND EXCHANGE COMMISSION

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANDY BUSINESS CONGLOMERATE, USA
(Exact name of registrant as specified in its charter)
Nevada	7380	27-4745454
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8565 South Eastern Avenue, Suite 136

Las Vegas, NV 89123

(702) 576-1187

(Address and telephone number of principal executive offices)

Copies to:

Diane J. Harrison. Esq.

Harrison Law P.A.

8955 US Highway 301 N. #203

Parrish FL 34219

(941) 723-7564

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer.☐	Accelerated filer. ☐
Non-accelerated filer. ☐ (Do not check if a smaller reporting company)	Smaller reporting company. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (4)
Common Stock, $0.001 (2)	2,500,000	$ 0.50	$1,250,000.00	170.50
Common Stock par value $0.001 (3)	750,000	$ 0.50	$ 375,000.00	51.15
Total	3,250,000	$ 0.50	$ 1,625,000.00	221.65
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(p) under the Securities Act of 1933, as amended.
(2) Maximum 2,500,000 shares of common stock, with no minimum, relate to the Primary Offering by Andy Business Conglomerate, USA on a "self-underwritten" basis.

(3) 750,000 shares of common stock relate to the Secondary Offering by two (2) selling security holders. This includes 750,000 shares beneficially owned by our current officers and director and affiliated persons.

(4) Amount of Registration fee has previously been paid.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

ANDY BUSINESS CONGLOMERATE, USA

The Securities Being Offered by Andy Business Conglomerate, USA Are Shares of Common Stock
Shares offered by Andy Business Conglomerate, USA.	No Minimum – 2,500,000 Maximum
Shares offered by Security Holders:	No Minimum – 750,000 Maximum

This prospectus relates to 3,250,000 shares of common stock of Andy Business Conglomerate, USA, 2,500,000 shares of which are offered for sale in the Primary Offering and 750,000 shares of which are owned as of April 29, 2013 and being offered in the Resale Offering by the selling security holders named in this prospectus under the caption "Selling Security Holders." The selling security holders may use the services of participating brokers/dealers licensed by the Financial Industry Regulatory Authority (FINRA), each of which will receive a commission from the shares offered and sold by such participating broker/dealer.

Andy Business Conglomerate, USA qualifies as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act which became law in April, 2012, and, therefore, will be subject to reduced public company reporting requirements. For further information, read the “JUMPSTART OUR BUSINESS STARTUPS ACT” section beginning on page I-21.

ABC common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.50 per share for the duration of the offering or until the stock is listed on the OTCBB or other exchange then the selling security holders may sell at the prevailing market price or at privately negotiated prices.  A trading market will be available if our stock becomes listed on a trading exchange.

Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought in the future.  Until a decision to seek a quotation is made, selling security holders must sell their shares at the fixed price of $.50 per share.  In the event management files an application with FINRA for a quotation and we are cleared by FINRA for quotation, then the selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

Up to 2,500,000 shares of our common stock are being sold by us at $0.50 per share in the Primary Offering. Our 2,500,000 shares shall be offered for sale for a period of 270 days and we may or may not extend the offering for up to an additional 90 days. The sale of shares of our common stock, which will be offered and sold by us, will be made on a "self-underwritten," best efforts basis by using our officers and directors. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account.

Selling security holders offering their shares will be offering their sales for sale at the price of $0.50 per share.   Our offering will commence on the date of this prospectus and will continue until the earlier of 270 days or the date on which all of the shares offered are sold, or when we otherwise terminate the offering. All shares offered in the secondary offering will terminate simultaneously with the primary offering date.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

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	Per Share	Total
Price to Public	$0.50	$1,250,000
Underwriting Discounts and Commissions	-0-	-0-
Proceeds to Andy Business Conglomerate, USA	$0.50	$1,250,000

The date of this prospectus is       , 2013

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Dealer Prospectus Delivery Instructions

Until                , 2013 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Andy Business Conglomerate, USA (“Us,” “We,” “Our,” "ABC,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Our corporation was formed on January 28, 2011 under the name Andy Business Conglomerate, USA. The company was formed to engage in business consulting to assist corporations in their marketing and business development needs.

Andy Business Conglomerate, USA will rely on its experience to be competitive in the area of marketing and business consulting.  We believe we have a well-conceived and executed strategy providing a solid baseline for building a successful enterprise, and increase our market share however; there is no guarantee we will be able to do so.  Andy Business Conglomerate, USA develops and executes a Strategic Planning process that supports and enables the corporate vision, and maximizes both the short and long-term profit potential for our clients. We aim to work with organizations to define and capture the strategic choices available that shape their future course such that maximizes long-term profitability.

A clearly defined corporate strategy also allows the organization to explore, assess, and commit to strategic choices about their business direction and future value generation options. We walk our clients through the strategy journey and help them to allocate their business resources where it really matters: Portfolio Management, Managing Uncertainty & converting it into Opportunity

Scarce Resources: how and where to deploy them for maximizing Return, Innovation & Growth: turning Strategy into tangible Blueprints.

We do compete with many local business development consulting companies such as American Business Development, LLC and Vertex Consulting LLC.  These firms have as much as 40 years in business, capitalization, and a reputation that make it difficult for us to compete with.  As a result of such competition, we will concentrate our efforts on trying to more fully develop the personal relationship approach to our business to try to differentiate our company while utilizing a personal touch.

Our State of Organization

Andy Business Conglomerate, USA (“ABC”) was incorporated on January 28, 2011 under the laws of the State of Nevada.  Our principal address is 8565 South Eastern Avenue, Suite 136, Las Vegas, NV 89123.  Our phone number is (702) 576-1187.

The Offering
Number of Shares Being Offered

We are offering to sell up to 2,500,000 shares of common stock at the fixed price of $0.50 per share for the duration of the offering or until such time as the stock is listed on the OTCBB or other exchange at which time the selling security holders may then sell at the prevailing market price or at privately negotiated prices.

Number of Shares Outstanding After the Offering	7,329,200 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.

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Plan of Distribution

The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We may or may not seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). Management has made no decision as to whether to seek a listing and will not do so until such time as it can properly make a decision based on the value to the shareholders of such a listing. No assurance can be given that our common stock will be approved for quotation on the OTCBB even if we make application to the OTCBB. Selling security holders, as underwriters, must sell their shares at $.50 per share for the duration of this offering or until the stock is listed on the OTCBB or other exchange and then they may sell their shares at prevailing market prices or at privately negotiated prices.

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.  If we decide to seek quotation on the OTCBB, we must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We may or may not seek to have a market maker file a Listing Application on our behalf.

Selected Financial Data

For the Three Months Ended March 31,
	2013(Unaudited)	2012(Unaudited)
Balance Sheet
Total Assets	$ 250,551	$ 250,291
Total Liabilities	$ 52,209	$ 58,175
Stockholder’s Equity	$ 198,342	$ 192,116
Statement of Operations
Revenue	$ -	$ -
Total Expense	$ (60)	$ (15,117)
Net Loss	$ (60)	$ (15,117)

For the Years ended December 31,
	2012(Audited)	2011(Audited)
Balance Sheet
Total Assets	$ 250,111	$ 251,408
Total Liabilities	$ 52,209	$ 58,175
Stockholder’s Equity	$ 197,902	$ 193,233
Statement of Operations
Revenue	-	$ 200,000
Total Expense	$ (15,297)	$ (7,884)
Benefit From (Provision For) Income Taxes	$ 5,966	$ (58,175)
Net (Loss) Income	$ (9,331)	$ 133,941

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred both profits and losses from inception while realizing our revenues, and we may never generate substantially more revenues or be profitable in the future.

Risks Relating to Our Business

Our results of operations could be negatively affected by national economic conditions.

The United States is currently in a recession and we believe that these weak general economic conditions will continue through the end of 2014 and most likely beyond. Current national economic conditions may affect our clients’ businesses and the markets they serve. A substantial or prolonged economic downturn could adversely affect our clients’ financial condition which may reduce our clients’ demand for our services, cause project cancellations, or delay consulting services for which they have engaged us. In addition, if we are unable to successfully anticipate the changing economic conditions, we may be unable to effectively plan for and respond to these changes.

Our quarterly operating results may vary.

Our financial results may fluctuate from quarter to quarter. In future quarters, our operating results may not meet our expectations. If that happens, the value of our company may fall. Many factors can cause these fluctuations, including:

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number, size, timing and scope of client engagements;

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customer concentration;

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long and unpredictable sales cycles;

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contract terms of client engagements;

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degrees of completion of client engagements;

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client engagement delays or cancellations;

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competition for and utilization of employees;

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how well we estimate the resources and effort we need to complete client engagements;

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the integration of acquired businesses;

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pricing changes in the industry;

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economic conditions specific to business and information technology consulting; and

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national economic conditions.

If we are unable to maintain our reputation and expand our name recognition, we may have difficulty attracting new business and retaining current clients and employees.

We believe that establishing and maintaining a good reputation and name recognition are critical for attracting and retaining clients and employees in our industry. We also believe that the importance of reputation and name recognition will continue to increase due to the number of providers of business consulting. If our reputation is damaged or if potential clients are not familiar with us or with the solutions we provide, we may be unable to attract new, or retain existing, clients and employees. Promotion and enhancement of our name will depend largely on our success in continuing to provide effective solutions. If clients do not perceive our solutions to be effective or of high quality our reputation will suffer.

We depend heavily on a limited number of clients.

We have derived, and believe that we will continue to derive, a significant portion of our revenue from a limited number of clients for which we perform projects. The loss of any of our clients for any reason, including as a result of the acquisition of that client by another entity, our failure to meet that client’s expectations, the client’s decision to reduce spending on our consulting services, or failure to collect amounts owed to us from our client could have a material adverse effect on our business, financial condition and results of operations.

Our markets are highly competitive.

We may not be able to compete effectively with current or future competitors. The business consulting services markets are highly competitive. We expect competition to further intensify as these markets continue to evolve. Some of our competitors have longer

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operating histories, larger client bases, longer relationships with their clients, and greater brand or name recognition. As a result, our competitors may be in a stronger position to respond more quickly to new or emerging technologies and changes in client requirements and to devote greater resources than we can to the development, promotion and sale of their services. Competitors could lower their prices, potentially forcing us to lower our prices and suffer reduced operating margins. We face competition from international accounting firms; international, national and regional strategic consulting and systems implementation firms.

In addition, there are relatively low barriers to enter into the business consulting market. We do not own any patented technology that would stop competitors from entering this market and providing services similar to ours. As a result, the emergence of new competitors may pose a threat to our business. Existing or future competitors may develop and offer services that are superior to, or have greater market acceptance, than ours, which could significantly decrease our revenue and the value of your investment.

We may not be able to hire, train, motivate, retain and manage professional staff.

To succeed, we must hire, train, motivate, retain and manage highly skilled employees. Competition for skilled employees who can perform the services we offer is intense. We might not be able to hire enough skilled employees or train, motivate, retain and manage the employees we hire. This could hinder our ability to complete existing client engagements and bid for new ones. Hiring, training, motivating, retaining and managing employees with the skills we need is time-consuming and expensive.

We could lose money on our contracts.

Because of the complexity of many of our client engagements, accurately estimating the cost, scope and duration of a particular engagement can be a difficult task. To the extent we do not sufficiently communicate to our clients, or our clients fail to adequately appreciate the nature and extent of any of these types of changes to an engagement, our reputation may be harmed and we may suffer losses on an engagement.

Changing discretionary spending patterns and general economic conditions could reduce our client traffic which would have an adverse effect on our revenues.

Purchases of our services are discretionary for our clients and, therefore, we are susceptible to economic slowdowns. In particular, our services cater primarily to businesses that have discretionary income. We believe that the vast majority of our revenues will be derived from small to medium sized businesses that must budget more closely than larger, more established companies. Accordingly, we believe that our business is particularly susceptible to any factors that cause a reduction in the spending patterns of small to medium sized companies.

The future performance of the U.S. economy is uncertain and is directly affected by numerous factors. These factors, which also affect business expenditures, including among other items, international, national, regional and local economic conditions, consumer confidence, terrorist attacks and the United States’ participation in military actions. We believe that these factors could adversely impact our business and, should these conditions continue, worsen or be perceived to be worsening or should similar conditions occur in the future, we would expect them to continue to adversely impact our business.

Our growth depends on our ability to expand and operate profitably.

We believe that the losses sustained in our initial two years operations have been directly related to the continued recession. When comparing fiscal 2012 to fiscal 2011, revenues decreased to zero due to the continued recession.  Our ability to continue operations is dependent upon a number of factors, some of which are beyond our control, including but not limited to our ability to:

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find clients with income to spend on our services;

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competition;

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business trends;

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general international, national, regional and local economic conditions.

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our ability to execute our business strategy effectively;

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develop additional sources of marketing that are within our budgetary constraints;

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raise, borrow or have available an adequate amount of money for operational costs;

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to successfully promote our services and compete in the market in which we are located.

We may not be able to attract enough clients because potential clients may be unfamiliar with our company or our services might not appeal to them.

Our company may not be able to compete successfully with other companies offering the same or equivalent services and, as a result, we may not achieve our projected revenue and profitability targets.

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If our company is unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and profitability targets. Compared to our business, our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the market in which we operate. If we are not able to successfully compete you may lose all or a part of your investment.

Our success depends in part upon our ability to have sufficient capital for operations.

Shifts in business preferences away from our type of services could adversely affect our operating results. The business consulting services industry is characterized by the continual introduction of new start-up companies and the failure of many of these businesses due to undercapitalization. Our success depends in part on our ability to have sufficient capital, as well as retaining employees to perform our services. If we are unable to maintain appropriate capital levels you may lose all or a part of your investment.

Continued expansion by our competitors could prevent us from realizing anticipated benefits from growth in our existing service offerings.

Our competitors have opened many businesses in recent years and a key element of our strategy is to expand our sales in our existing market. If we overestimate demand for our services or underestimate the popularity of our competitors, we may be unable to realize anticipated revenues from expansion in our current market. Similarly, if one or more of our competitors expand their services in our existing or anticipated markets, revenues from our services may be lower than we expect. Any unanticipated slowdown in demand due to industry growth or other factors could reduce our revenue and results of operations, which could cause our revenue to decline substantially.

If we discover material weaknesses in the financial reporting it may cause us to restate our financial statements in the event such weaknesses are determined to not be acceptable to financial reporting requirements.

Management has the responsibility to review the internal controls over financial accounting.  If material weaknesses are discovered they could cause us to have to restate our financial statements. This could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the profits of past operations.

Taxing authorities may select to audit our federal, state and/or local tax returns from time to time, which may result in tax assessments and penalties that could have an adverse effect on our results of operations and financial condition.

We are subject to federal, state and local taxes in the U.S. Although we believe that our tax reporting is reasonable, if any taxing authority disagrees with the positions taken by the Company on its tax returns, we could have additional tax liabilities, including interest and penalties, which, if material, could have an adverse impact on our results of operations and financial condition.

We may experience higher operating costs, including increases in employee salaries, wages and benefits, which will adversely affect our operating results if we cannot increase our prices to cover them.

If we increase the compensation or benefits to our employees, we will have an increase in our operating costs. If we are unable or unwilling to increase our prices or take other actions to offset increased operating costs, our operating results will suffer. Factors that may affect the salaries and benefits that we pay to our future employees include local unemployment rates and changes in minimum wage and employee benefits laws. Other factors that could cause our operating costs to increase include occupancy and related costs, maintenance expenditures and increases in other day-to-day expenses. In addition, various proposals that would require employers to provide health insurance for all of their employees are being considered from time-to-time in the U.S. Congress and various states. The imposition of any requirement that we provide health insurance to all employees could have an adverse effect on our operating performance.

Increases in the minimum wage could increase our labor costs. For example, under the Federal Minimum Wage Act of 2007, on July 24, 2009, the federal minimum wage increased to $7.25 per hour. The 2013 minimum wage in Nevada is $8.25 per hour with no health insurance benefits offered by employer and $7.25 with health insurance benefits provided by employer and received by employee, effective July 1, 2011. Pursuant to article 15, section 16(a) of the constitution of the State of Nevada.   If we are unable to offset the increased labor costs by increasing our prices or by other means, this could have a material adverse effect on our business and results of operations.

Our operating results may fluctuate significantly due to business economy and the fluctuations that can occur in the current market making it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business.

Our business is subject to fluctuations that may vary depending upon the financial market. These fluctuations can make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business.

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Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In addition, in the past we have incurred, and in the future are likely to incur, a net loss due to the nature of the business cycle.

Our results of operations are affected by a variety of factors, including increased competition, and have fluctuated significantly in the past and can be expected to continue to fluctuate significantly in the future.

Our results of operations have fluctuated significantly in the past and can be expected to continue to fluctuate significantly in the future. Our results of operations are affected by a variety of factors, including:

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find clients with income to spend on our services;

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competition;

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business trends;

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general international, national, regional and local economic conditions.

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our ability to execute our business strategy effectively;

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develop additional sources of marketing that are within our budgetary constraints;

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to successfully promote our services and compete in the market in which we are located.

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general economic conditions;

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government regulation; and

Our area of service is located in a region that is susceptible to severe unemployment conditions. Nevada's unemployment rate was 9.7 percent in January 2013, which surpassed the national rate of 7.9 percent. As a result, declining employment in this area could affect our business, resulting in fewer client phone calls and appointments and otherwise have a material adverse impact on our business.

Negative factors or publicity surrounding our industry could adversely affect consumer choice, which could reduce our client engagements and make our business less valuable.

It is our belief that our competitive strengths include the quality of our employees, which includes our President, Andy Z Fan.  Therefore we believe that adverse publicity relating to the negative publicity or an improving economy would make our business less appealing and adversely affect our revenues. Adverse changes involving any of these factors could further reduce our client base and/or impose practical limits on client engagements, which could further reduce our revenues and operating income.

We depend upon clients that want to use the services of a business consulting firm that specializes in business development and marketing which subjects us to the possible risk of a shortage of clients during periods of high unemployment.

Our ability to maintain consistent business depends in part upon our ability to acquire new clients. Our inability to gain new clients during periods of high unemployment could increase our costs and could cause a slowdown in business with our services or temporarily close. If we temporarily close our business, we may experience a significant reduction in revenue during the time affected by the closure and thereafter, as our clients may change their habits of seeking business consulting services we risk permanent closure.

The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to Andy Business Conglomerate, USA and other names and marks used by our business, which could adversely affect the value of the ‘Andy Business Conglomerate, USA’ brand.

We have not registered the “Andy Business Conglomerate, USA” mark used by our business as a trade name in Nevada or any state or the United States Patent and Trademark Office. The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

We occupy our business under a month to month rental and we may be unable to renew our rental at the landlord’s discretion.

Our business is located in rented premises. Our current rent is on a month to month basis. If we are unable to maintain our business space rental, we may close or relocate our business, which could subject us to relocation costs and risks, and could have a material adverse effect on our business and results of operations. For example, closing our business, even during the time of relocation, will reduce the sales that the business would have contributed to our revenues. Additionally, the revenue and profit, if any, generated at a relocated business may not equal the revenue and profit generated at the existing location.

Any new indebtedness may adversely affect our financial condition, results of operations, limit our operational and financing flexibility and negatively impact our business.

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Any revolving credit facility, and other debt instruments we may enter into in the future, may have negative consequences to the Company, including but not limited to the following:

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our ability to obtain financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

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we may use a substantial portion of our cash flows from operations to pay interest on any new indebtedness, which will reduce the funds available to us for operations and other purposes;

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our level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

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our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

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Our level of indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

We expect that we will depend primarily upon our operations to provide funds to pay our expenses and to pay any amounts that may become due under any new credit facility and any other indebtedness we may incur. Our ability to make these payments depends on our future performance, which will be affected by various financial, business, economic and other factors, many of which we cannot control.

We depend on the services our key executive, the loss of whom could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our senior executive, Andy Z. Fan is important to our success because he is instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging any necessary financing. Losing the services of Mr. Fan could adversely affect our business until a suitable replacement could be found. Mr. Fan is not bound by an employment agreement with the company. We do not maintain key person life insurance policies on any of our executives.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel. We estimate that it will cost approximately $18,000 annually to maintain the proper management and financial controls for our filings.  In addition, as a public company we are required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, so that our management can certify as to the effectiveness of our internal controls and our independent registered public accounting firm can render an opinion on the effectiveness of our internal controls over financial reporting, which requires us to document and test the design and operating effectiveness of our internal controls over financial reporting. If our management is unable to certify the effectiveness of our internal controls or if our independent registered public accounting firm cannot render an unqualified opinion on the effectiveness of our internal controls over financial reporting, or if material weaknesses in our internal controls are identified, or if we fail to comply with other obligations imposed by the Sarbanes-Oxley Act rules relating to corporate governance matters, we could be subject to regulatory scrutiny and a loss of public confidence, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We Have No Set Minimum Number of Shares That Must Be Sold For Funds To Be Released and Utilized By The Company.

We are offering 2,500,000 of our shares to be sold at $0.50 per share in our primary offering.  We have set no minimum number of shares that must be sold prior to funds being utilized by our company.  Investors are at a risk to lose some or all of their investment should we raise a minimal amount of monies.  We must pay for the expenses of this offering and there may not be sufficient funds remaining to implement our business plan.

Risks Related To This Offering

There Is No Public Market for Our Shares, and There Is No Assurance That One Will Develop.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and there is no assurance that a regular trading market for the securities will develop after completion of this

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offering. We will be offering shares for sale in a company that has a very limited offering of services. Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, there is no assurance that it will be sustained. We plan to list the common stock for trading on the over-the-counter (“OTCBB”) Electronic Bulletin Board. Such application will be filed with the Financial Industry Regulatory Authority (“FINRA”). We can provide no assurance that such listing will be obtained or that an established market for our common stock will be developed. Purchasers of these shares are at risk to lose to lose all or part of their investment.

Since We Are Selling up to 2,500,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence.

We are selling up to a maximum of 2,500,000 shares of our common stock on a self-underwritten basis. As a result, purchasers of our common stock will not have the benefit of an underwriter's due diligence, whose task is, among others, to confirm the accuracy of the disclosures made in the prospectus.

We are less likely to sell the shares we are offering on a self-underwritten basis than if we were selling the shares through an underwriter.

By selling our stock on a self-underwritten basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us in connection with this offering. We will undertake on our own to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. If we do not raise a sufficient amount of funds through this offering, we may not be able to adequately contribute proceeds to the research and development of our business, and we may not be able to successfully proceed with our plan of operations. This may cause significant losses and our stockholders may lose all or a substantial portion of their investment.

Because it May Be Difficult to Effect a Change in Control of Andy Business Conglomerate, USA. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Andy Z. Fan, President, Treasurer and Director, and his wife currently hold approximately 100% of our outstanding voting stock. If only a minimal quantity of our stock is sold during this offering and if Mr. Fan and his wife Kelly S Fan choose to keep all of their stock (that is, they sell none of their stock during this offering), Mr. Fan could retain his status as a controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Fan and his wife have the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs.

Risks Relating to our Common Stock

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

No dividends were declared during 2012 and 2011.  We have not paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

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Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 750,000 shares of common stock, being registered for sale by the selling stockholders. If additional shares of our common stock become available for resale in the public market pursuant to other offerings, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

If we fail to continue to comply with the listing requirements of the OTCBB, the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock listed on the OTCBB. If we choose to do so we will be subject to certain continued listing standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTCBB’s continued listing standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

Our stock price will be extremely volatile.

The trading price of our common stock will be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our stock.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The common shares offered are being offered by our existing security holders. We have not retained an underwriter to assist in offering the common shares. Our security holders have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common shares.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 1,000,000,000 shares of common stock, of which 7,329,200 shares of common stock are issued and outstanding as of May 31, 2013. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Since our securities are subject to penny stock rules you may have difficulty selling your shares.

Our shares of common stock are “penny stocks” and are covered by Section 12(g) of the 1934 Securities and Exchange Act which imposes additional sales practices which requires broker/dealers who sell Andy Business Conglomerate, USA’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and furnishing monthly account statements.  For sales of our securities a broker/dealer must make a special suitability determination and receive from its client a written agreement prior to making a sale.  The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

Our Amended and Restated Articles of Incorporation provide for one class of blank check preferred stock solely at the discretion of the Board of Directors.

Our Board of Directors may, at its sole discretion, issue stock from our authorized blank check preferred class.  Shareholders do not have any control regarding the issuance of any shares from this class and may be adversely affected by any such issuance or subsequent sale in the form of dilution, voting, and value of their shares.  The preferred shares may also be issued with preferences or rights that may adversely affect the holders of our common stock.

Since our President/Treasurer/Director, Andy Z. Fan, as also our Chief Financial Officer, and controlling shareholder, there may be a conflict of interest for Mr. Fan for our company and his other business interests.

Our President/Treasurer/Director is our Chief Financial Officer and our controlling shareholder.  Mr. Fan has six million three hundred twenty nine thousand, two hundred shares (6,329,200) which is approximately Eight-six percent (86%) of the issued and outstanding shares. Mr. Fan has the ability to control all business matters and he has clients from his other businesses that may cause a conflict with his acting independently regarding our company.  Such a conflict of interest would likely cause investors to lose all or part of their investment.

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At the present time our Officers and Directors provide their services on an unpaid basis and may not be able to continue their services without pay.

Since our company is not currently operating with earnings and cash flows to support officers and director salaries, Mr. Fan, our President/Treasurer/Director works approximately twenty-five to thirty (25-30) hours a week on an unpaid basis.  If and when the company has increased its operations to support salaries, Mr. Fan will be compensated at the rate of $40,000 per year, which compensation will be adjusted annually based on individual performance and performance of the Company.  Revenues and earnings, as well as sufficient cash flow, will be considered when determining when salaries or additional bonuses may be available to our Officers and Directors.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings are determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence a salary for Mr. Fan.  Until then, there is a risk that our Officers and Directors may need to find work elsewhere to supplement their income, distracting them from our operations resulting in poor quality control and a loss of clients and business.

Andy Business Conglomerate, USA is an Emerging Growth Company as defined under the Jumpstart Our Business Startups Act.

An “emerging growth company” is an issuer whose initial public offering was or will be completed after Dec. 8, 2011, and had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer’s EGC status terminates on the earliest of:

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The last day of the first fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more;

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The last day of the fiscal year of the issuer following the fifth anniversary of the date of the issuer’s initial public offering;

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The date on which such issuer has issued more than $1 billion in non-convertible debt securities during the prior three-year period determined on a rolling basis; or

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The date on which the issuer is deemed to be a “large accelerated filer” under the Exchange Act, which means, among other things, that it has a public float in excess of $700 million.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

As an Emerging Growth Company our investors could suffer the loss of their investment in the event of a downturn of the economy, the loss of one or more of the Officers or Directors, broad market fluctuations, or revenues and operating results falling below our expectations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “will,” “would,” “could”, “may”, “should”, and words or phrases of similar meaning. They may relate to, among other things:

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a reduction in consumer and/or business spending in our market due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, events or occurrences affecting the securities and/or financial markets,

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occurrences affecting our common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors;

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risks relating to the business industry and our business, including competition, changes in consumer tastes and preferences, risks associated with expanding our business, increases in energy costs, demographic trends, traffic patterns, weather conditions, independent contractor availability, benefits and cost increases, litigation judgments or, government regulation, our ability to maintain adequate financing facilities, our liquidity and capital resources, prevailing interest rates and legal and regulatory matters;

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public health issues, including, without limitation risks relating to the spread of pandemic diseases;

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legal proceedings and regulatory matters; and

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other risks detailed in “Risk Factors” herein and in our reports filed from time to time with the SEC.

Additionally, our ability to expand our business is dependent upon various factors, such as the availability of capital on favorable terms, the ability to obtain various government permits and licenses, and the recruitment and training of skilled management and business employees.

All forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in “Risk Factors.” Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements made in this prospectus may not prove to be correct.

USE OF PROCEEDS

We are trying to raise capital from a primary offering with the U.S. Securities and Exchange Commission. There is no minimum amount of shares that must be sold during this offering. We do not know the specific amount that will be raised by this offering. All funds raised will go directly to our current bank account. While we will bear the expenses of the registration of the shares, we will not realize any proceeds from any actual resale of the shares of the selling shareholders that might occur in the future. The selling shareholders will receive all proceeds from their resale. Upon registration with the U.S. Securities Exchange Commission, 3,250,000 of our outstanding shares of common stock will be eligible for resale under the Securities Act. We, however, will realize the proceeds from the sale of the registration of 2,500,000 shares to be sold on a self-underwritten basis at $0.50 per share. We estimate that the net proceeds from our sale of 2,500,000 shares of our common stock will be $1,250,000.

In the event we raise only a nominal amount from the sale of our securities, $100,000 or less, the purchasers of the shares will not have the option of the shares being purchased back to treasury. We will use the proceeds to pay for printing, for any legal and accounting costs that may exist, and to pay secured creditors if any there may be. Any remaining funds will be used towards implementation of our business plan.

We expect to use all of the net proceeds for general corporate purposes, including the costs of this registration, property acquisition, personnel wages, and working capital. The amounts we actually expend for working capital and other purposes may vary and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net proceeds. A portion of the net proceeds may also be used to purchase complimentary businesses assets. We have no current plans or agreements or commitments with respect to any of these transactions, and we are not currently engaged in any negotiations with respect to any of these transactions.

Presently management is anticipating funds being used for the purchase of a commercial building for company use, lease or purchase of desktop and laptop computers, software, copiers, a postage meter, cellular telephones for personnel; miscellaneous office supplies, furniture and equipment necessary to support the office; and employee wages. Table 1.0 shows anticipated use based on raising varying amounts of capital with Table 2.0 providing a further breakdown of the Working Capital expenditures.

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Table 1.0 Capital Allocation

Amount of Capital Raised	Offering Expenses (1)	Equipment Purchases	Property Acquisition	Employee Wages	Working Capital
$250,000	$38,100	$20,000	$119,000	$40,000	$32,900
$500,000	$38,100	$75,000	$255,000	$100,000	$31,900
$750,000	$38,100	$100,000	$425,000	$150,000	$36,900
$1,000,000	$38,100	$200,000	$550,000	$175,000	$36,900
$1,250,000	$38,100	$250,000	$725,000	$200,000	$36,900

(1) Offering expenses include the following: Registration Fee, Federal taxes, state taxes and fees, Printing and Engraving Expenses, Accounting Fees and Expenses, Legal Fees and Expenses, and Transfer Agent's Fees and Expenses.

Table 2.0 Breakdown of Working Capital

Amount of Capital Raised	Working Capital	Allowance for Tax Deposits	Workers Compensation Insurance	Advertising and Marketing Expenses	Travel and Presentation Expenses
$250,000	$32,900	$5,000	$4,000	$20,000	$3,900
$500,000	$31,900	$5,000	$4,000	$19,000	$3,900
$750,000	$36,900	$5,000	$4,000	$24,000	$3,900
$1,000,000	$36,900	$5,000	$4,000	$24,000	$3,900
$1,250,000	$36,900	$5,000	$4,000	$24,000	$3,900

The above tables refer to the use of proceeds being used exclusively for our operations in Las Vegas, Nevada and does include immediate facility expansion plans. Our use of proceeds does not vary. The President of the Company Andy Z. Fan has extensive financial experience and his ability to calculate working capital needs is highly developed. Thus management has kept its decision making in the use of working capital limited while exercising good judgment in applying management principles to the use of funds.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. The selling security holders paid $73,292 for their shares, or approximately $0.001002 per share.  Selling at the offering price of $0.50 per share provides a profit which we believe is a fair return on their investment.  Among other factors considered were:

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Our two (2) full year’s operating history;

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Our current book value per share; and

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Our management expertise.

DILUTION

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

The net tangible book value of our common stock as of March 31, 2013, was $551.00 or approximately $0.00007 per share.

Upon the sale of the 2,500,000 shares of our common stock being registered via this registration statement at a price of $0.50 per share, net tangible book value as adjusted would be $1,250,551 or $0.13 per share. The result would be an immediate increase in net tangible book value per share of $0.12993 to existing stockholders and an immediate dilution to new investors of $0.37 per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table shows dilution per share based on raising varying amounts of capital from the offering:

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Table 3.0 Dilution Per Share

Amount of Shares Sold	Dollar Amount Raised (1)	Dilution Per Share
500,000	$250,000	$0.24
1,000,000	$500,000	$0.15
1,500,000	$750,000	$0.10
2,000,000	$1,000,000	$0.08
2,500,000	$1,250,000	$0.07
(1) Assumes that the securities were sold at the offering price of $0.50 per share.

The following table provides information on the amount paid per share for existing shareholders and the percentages of stock held and the percentage they will hold in the event this entire offering is sold.

Table 4.0 Dilution Comparison of Current Versus New Shareholders

Amount of Securities Sold	Price per Share Paid By Current Shareholders	Percent of Consideration Paid By Current Shareholders	Percent of Securities They Will Own After This Offering	Percent of Consideration Paid By New Shareholders	Percent of Securities Owned By New Shareholders
$250,000	$0.01002	22.7%	93.6%	77.3%	6.4%
$500,000	$0.01002	12.8%	88%	87.2%	12%
$750,000	$0.01002	7.9%	83%	92.1%	17%
$1,000,000	$0.01002	6.2%	78.6%	93.8%	21.4%
$1,250,000	$0.01002	5.1%	74.6%	94.9%	25.4%

In the future, we may issue additional shares, options and warrants, and we may grant additional stock options to our employees, officers, directors, and consultants under our stock option plan, all of which may further dilute our net tangible book value.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 750,000 of the 7,329,200 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.50 per share for the duration of the offering or until the stock is quoted on the OTCBB or other exchange then at which time the selling security holders may sell at the prevailing market price or at privately negotiated prices. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their

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shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 5.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete		Position, Officer or other material relationship to the Company within last three years
				If All Shares sold[1]	If No shares sold[2]
Andy Z. Fan	6,329,200	86%	500,000	80%	86%	Husband of the Secretary Kelly S. Fan
Kelly S. Fan	1,000,000	14%	250,000	10%	14%	Wife of the President Andy Z. Fan
Totals:	7,329,200	100%	7,329,200	90%	100%

[1] The percentage of shares held in the event the Selling Security Holders sell all of their 750,000 shares offered in the Secondary Offering.

[2] The percentage held in the event the Selling Security Holders sell none of their 750,000 shares offered in the Secondary Offering.

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions.   Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made (and we are cleared for quotation), selling security holders must sell their shares at the fixed price of $.50 per share.  Should a trading market develop on an exchange, selling security holders may sell at the prevailing market price.  If we file a successful application with FINRA and we are cleared for quotation, only then will the selling security holders be able to also sell their shares in open market transactions in the over-the-counter market at prevailing market prices. The selling shareholders may affect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in the company upon completion of the offering.

Each selling shareholder acquired their shares under the exemption provided by Sec. 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of three months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

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On such public markets as the common stock may from time to time be trading,

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In privately negotiated transactions,

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Through the writing of options on the common stock,

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In short sales, or

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In any combination of these methods of distribution.

The sales price to the public is fixed at $0.50 per share for the duration of the offering or until the stock is listed on the OTCBB or other exchange then at which time the selling security holders may sell at the prevailing market price or at privately negotiated prices. We may or may not apply to have our common stock traded on the OTCBB.  Should we choose not to apply a public market for our common stock may never materialize.

As of March 31, 2013 we have two (2) individual security holders who invested a total of $73,292 for the purchase of their shares.  Our President, Andy Z. Fan, who is a selling security shareholder, invested a total of $63,031 for the shares he acquired. Our Secretary, Kelly S. Fan, who is also a selling security holder, invested a total of $10,261 for the shares she acquired. Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer, participating in such transactions as agent, may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum

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commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of April 24, 2013, we have expended approximately $36,288 of the estimated $72,221.65 cost of this offering. Of the offering costs expended so far we have spent monies for accounting fees, PCAOB audit fees, stock transfer agent fees and our filing fee with the SEC.  We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders are deemed underwriters as defined in the 1933 Securities Act, as amended, and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling security holders sell their common stock, they must comply with applicable law and may, among other things, be required:

•

Not to engage in any stabilization activities in connection with our common stock;

•

Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

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Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. None of our officers or Directors have been involved in any ligation nor have had any criminal violations in the last ten (10) years.

Mr. Fan has over thirty (30) years of business experience.  Mr. Fan is currently President, Director, and Chairman of the Board of AF Ocean Investment Management Company [OTCBB:AFAN].  AF Ocean’s mission is to help Wall Street investors identify and work with respectable and reputable Chinese counterparts and companies and assist Chinese corporations to understand that the only way to benefit from the world’s biggest capital market is through strict and consistent adherence to the rules and regulations that govern companies listed on American stock exchanges.

Mr. Fan is currently President, Director and Chairman of the Board of ChinAmerica Andy Movie Entertainment Media [OTCBB:CAME]. The primary focus of the Company will be on the development, production and distribution of documentaries and animated films.  The production of documentaries will be focused on the Chinese government, culture and the history of the People’s Republic of China.

Mr. Fan is currently a Director and Chairman of the Board of Sichuan Leaders Petrochemical, Co. [OTCBB:SLPC].  The primary focus of the Company is the research and development of petrochemical products to be marketed primarily in Asia and potentially North America.

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Mrs. Fan has been a business owner for over two (2) years.

Table 6.0 Directors and Executive Officers

Name	Age	Position
Andy Z Fan	50	President/Treasurer/Chairman of the Board of Directors[1]
Kelly S Fan	48	Secretary
Jun Zhang	51	Director
Mengxing Li	47	Director
Cuiye Wu	51	Director
[1] This is the fourth directorship held by Mr. Fan in a company that has filed a registration statement or any public company.

Background of Executive Officers and Directors

- Andy Z.  Fan is the President, Treasurer and Chairman of the Board of Directors.  Mr. Andy Z. Fan is a prominent Chinese-American businessman with outstanding connections with the Chinese government, long standing relationships with Chinese media, and has a strong fan base in China where he has appeared in various forms of media over the past few years. He was once the interpreter for China's Head of State -- Prime Minister Li Peng. Later, he was awarded a full scholarship to study on the graduate level in the U.S., and was introduced to former U.S. President Bill Clinton by the University President and served as Clinton's Chinese interpreter.   Mr. Andy Z. Fan's popular book "Clinton and My Life" has made him an idol to millions of Chinese students, and a well-respected sought-after public speaker.

His nine popular books in China, including the No. 1 best seller in China in June 2011, also make him a frequent guest on TV, as well as being followed and interviewed by media everywhere he goes. He has been on numerous magazine covers, including “Chinese Business Leader”, “China Celebrity”, “China Private Capital”, “World Chinese Businessman”, “Discovery”, “Commerce”, “The View”, among others. To millions of fans and their parents across the country, Andy is their hero and a super star. Due to his popularity, he is often invited as the guest of honor and speaker by many prominent organizations, such as being invited to Nobel Laureates Beijing Forum and Forbes China City Investment Forum. In 2009, in celebration of the 60th anniversary of the founding of the People’s Republic of China, Mr. Andy Z. Fan was chosen to be one of “China’s 60 Role Models in 60 Years”, and his portrait was printed on a Chinese Postage Stamp that same year.

- Kelly S. Fan is the Secretary of the corporation.  Ms. Fan is currently attending the University of Nevada.  She is pursuing her bachelors of arts degree in business with a minor in economics.  Her professional experience consists of office administration in the following fields insurance, real estate, and healthcare.

-Jun Zhang is a Director for the corporation.  He graduated from Sichuan University, one of the top universities in China with a Bachelor of Science degree.  Mr. Zhang has been successful both in government and business during his business career.  Mr. Zhang has worked closely with small to medium sized business in the areas of marketing and business development.  He has held directorships in private companies in the People’s Republic of China and it is this experience that we believe will serve our company well.

-Mengxing Li is a Director for the corporation.  He attended two of the top universities in China.  While Mr. Li does not have his degree he is highly educated.  He began his career as an architect and developed his career into the world of real estate and business finance.  Mr. Li is presently working on a landmark office and commercial real estate complex in the city of Jiaxing.  Mr. Li has been a member of many business organizations in the Pudong New District where he has earned the respect of his peers.

-Cuiye Wu is a Director for the corporation.  He attended the executive business program at Zhejiang University.  Mr. Li is a highly respected businessman in the city of Yiwu, the small merchandise capital of the world.  Mr. Wu has an extensive background in manufacturing and exporting.  He has been involved in business development and finance throughout his career.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 10% of our common stock as of May 31, 2013, and our Officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 7.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Andy Z. Fan 8565 South Eastern Avenue, Suite 136 Las Vegas, NV 89123	6,329,200	6,079,200	86%	83%
Common Stock	Kelly S. Fan 8565 South Eastern Avenue, Suite 136 Las Vegas, NV 89123	1,000,000	500,000	14%	6.8%
Common Stock	All Executive Officers and Directors as a Group	7,329,200	6,579,200	100%	89.8%
[1] The percentages assume that all of the shares being offered in this registration are sold.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 1,000,000,000 shares of common stock, $0.001 par value per share, of which 7,329,200 shares are issued and outstanding.  This prospectus is offering 2,500,000 of our authorized but unissued shares. Upon the effectiveness of this registration statement, of which this prospectus forms a part, we will have 2,500,000 common shares registered for sale in our primary offering in accordance with the Securities Act of 1933.  In addition we will have 750,000 shares registered in our secondary offering to be sold by our officers and directors.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Pursuant to the legal opinion of Harrison Law, P.A., all of the issued and outstanding shares of common stock being registered in this registration statement are duly authorized, fully paid, validly issued, and non-assessable.  Harrison Law, P.A.’s legal opinion regarding the issued and outstanding common stock appears elsewhere as an exhibit to this prospectus.

Preferred Stock

Our Amended and Restated Articles of Incorporation authorize the issuance of one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.  No preferred blank check stock has been defined or issued as of May 31, 2013.

Debt Securities

We currently have no provisions to issue debt securities.

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Warrants

We currently have no provisions to issue warrants.

Dividend

No dividends have been paid since our incorporation on January 28, 2011. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 2,500,000 common shares registered for sale in our primary offering in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

We currently have no shareholder holding shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, to act as our transfer agent and registrar.

INTEREST OF NAMED EXPERTS AND COUNSEL

DKM, CPAs, an independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. DKM, CPAs Firm’s report is given based on their authority as an expert in accounting and auditing.  Charles Klein, C.P.A., P.A. has provided audited financials for Andy Business Conglomerate, USA for December 31, 2012 and December 31, 2011.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XV, Section 3, permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, Officers, and controlling persons of Andy Business Conglomerate, USA pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Andy Business Conglomerate, USA (“ABC”) was formed on January 28, 2011 as a business consulting firm within the State of Nevada. The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business model within the next twelve months.   In the event

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we need to raise additional capital, upon completion of our primary offering, we will seek funds from private sources, as well as the sale of stock in the company.  In the event the company chooses to sell stock through a private offering it will file a Form D with the Securities and Exchange Commission and prepare a private placement memorandum for distribution to accredited investors.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business.

DESCRIPTION OF BUSINESS

Business Development

Andy Business Conglomerate, USA (“ABC”) was formed on January 28, 2011 as a business consulting firm within the State of Nevada.

During our two (2) years of operations we have had profits and losses.  We currently market our services to businesses that need assistance with marketing and business development.  During the prior two (2) years we researched small businesses to determine what we believe are the two primary areas in which small businesses need assistance, marketing and business development.  ABC believes that by targeting small to medium sized businesses with our service offerings we can develop core business offerings that will be received by small to medium sized businesses.

We are in a commercial building that rents office space to multiple businesses.  We rent on a month to month basis a furnished office with access to a conference room.

Mr. Andy Fan developed the business model for Andy Business Conglomerate, USA, capitalizing on his expertise and experience from his past experiences as President and Director of other business endeavors. The business model is geared to small to medium sized businesses.  Since our business is geared towards business to business service offerings we maintain a flexible schedule to accommodate clients that may be located in time zones other than ours.

Our Business

(1) Principal Services and Their Markets

We provide business consulting services to small and medium sized companies that need assistance in marketing and business development.  It is our belief that there are many small to medium sized businesses that lack the business expertise in the areas of marketing and business development.

We make our services available through the use of personal contacts and the extensive business contacts of our President, Andy Z. Fan.  While we believe that our target market in the State of Nevada will provide sufficient business opportunities our services are available to businesses throughout the United States.

(2) Distribution Methods of Our Services

The primary delivery of our services is through business to business interaction. After an initial contact a representative from ABC will conduct an initial telephone interview with the potential client company to assess the need for our services.  Where required a representative from ‘ABC’ will make a premise visit to the prospective client to try to reach agreement for the provision of our services.  An engagement agreement is then prepared and ‘ABC’ in concert with the client determines the direction of the services to be provided to the client. ‘ABC’ then implements the business services that were agreed upon with the client.

‘ABC’ and the client will establish a Business Development, Customer Insight and Retention model that will deliver a tailor-made Business and Revenue Growth plan that helps the clients business strategically.

(3) Status of Any Publicly Announced New Product or Service

We have not developed any new or unique services that would make us stand above our competition. We do believe however that the quality of our work is what will allow our business to remain viable.  Our President believes that we can develop additional services that will be different from our competitors and will allow us to target a larger market segment.

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(4) Our Competition

To compete effectively in our industry, a company must understand and then respond to the specific needs of the client. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional product offerings not provided by us. Many also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. Consequently, we may encounter significant competition in our efforts to achieve our growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

Since we are in a slow growth period our large competitors have chosen to advertise and focus on business, capitalization, and a reputation that make it difficult for us to compete with.  As a result of such competition, we will concentrate our efforts on trying to more fully develop the personal relationship approach to our business to try to differentiate our company while utilizing a personal touch. Focusing on the experience and expertise of our President, Andy Z. Fan and his extensive business relationships we believe will allow us to be competitive.

(5) Sources and Availability of Raw Materials

We do not rely on the supply of any natural resources for our operations.

(6) Dependence on Limited Clients

Since we target small to medium sized businesses our target market has certain limitations.  Presently we are not soliciting business outside of the State of Nevada.  We would consider expanding our service area to include California as well as nationwide calls that we receive from our website.  While the State of Nevada is currently experiencing a higher than normal unemployment rate than the national average we believe that small to medium sized businesses still provide an opportunity for business service companies such as ours.

In an effort to expand our target market we will pursue opportunities in the general southwestern United States Area.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own the domain name www.andybusinessconglomerateusa.com.  We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

•

These agreements will not be breached;

•

We would have adequate remedies for any breach; or

•

Our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Services

There are no federal or state approvals that are required for the specific services that we offer other than our annual corporate fees to the State of Nevada.  As a Nevada corporation we must file an annual report with the Department of State in Nevada.

(9) Government Regulation

There are no federal or state regulations that require a special business license for our business however we are required to have a local business license as well as a sales tax exemption certificate.  We are not required as a company to maintain worker’s compensation insurance and pay into the Nevada unemployment compensation fund since we are worker’s compensation exempt.  When our new officers and directors begin to receive a salary we will then have to apply for Workers Compensation insurance and pay into the Nevada unemployment compensation fund.

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(10) Research and Development during Our Last Two Fiscal Years

During the last two fiscal years we have been researching what services are needed by small to medium sized businesses.  By researching various business publications as well as free government publications we have determined that two specific areas that we can target for our business model are marketing and business development.  The cost of our research and development of alternative services were limited however we do not feel the cost of developing additional services will have a significant impact on our profitability.

(11) Cost and Effects of Compliance with Environmental Laws

As a business we are not subject to federal, state or local environmental laws.

(12) Our Employees

At May 31, 2013 there was one (1) full-time non paid employee, our President, Andy Fan, who has been responsible for the research and development of our business services and business model.  Mr. Fan devotes approximately 25-30 hours per week to the company.  At the present time, Mrs. Fan, our current Secretary, devotes approximately 15-25 hours per week handling all the customer service for the Company. As the business increases, she will dedicate more of her time to our operations if and when necessary.

With unemployment in our area at all-time highs and given the current state of recession we do not anticipate a shortage of potential candidates to use as sales people or consultants.

Reports to Security Holders

We will be required to file reports and other information with the U.S. Securities and Exchange Commission (“SEC”) when our registration statement is effective and we are a fully reporting company. You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>. We believe that we will be an electronic filer making our information available through an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  This information may be found at www.sec.gov.

We are not required by the Nevada Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

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(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings.

Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

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The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are an operating company that is seeking to expand operational activities and we are not looking to use the proceeds from our primary offering for any mergers, acquisition or any business combination. We have a limited operating history and while we have generated revenues we have not generated sufficient revenues in every period we have been operational. We have yet to undertake any expansion activity. We believe the economy is in the latter stages of an economic downturn and there is a reasonable likelihood that increased revenues can be derived from our business in the foreseeable future when our economy begins to improve.  If we are able to increase revenues there is no guarantee that we will be able to generate any profits.  We believe we will be able to raise capital from our primary offering that can be used for our operations over the next twelve (12) months.

Our Board of Directors believes that we cannot expand as an on-going business unless and until we are able to raise capital from the sale of stock from our primary offering.  We believe that due to the weak economic conditions we will not be able to reach a profitable position until we see an improvement in the economy.  Management believes that it must follow a prudent business strategy of keeping the debt of the company to a minimum.  Our current officers and directors have decided to forego any cash compensation until the Company has begun to generate revenues and has the ability to pay the officers and directors.

Any significant revenue increases may take years to complete and future cash flows, if any, are impossible to predict at this time.  Since we are in a highly competitive industry where the failure rate for small individual businesses is at an all-time high management is developing a business model that will concentrate on cost control with slow business growth.

Andy Business Conglomerate, USA works in tandem with organization’s to define and capture the strategic choices available that shape their future in order to maximize long-term profitability. We believe we have a clearly defined corporate strategy that allows the organization to explore, assess, and commit to strategic choices about the business direction and future value generation options for our clients. A well-conceived and executed strategy provides a solid baseline for building a successful enterprise. It creates an inextricable link to a business or corporation’s values, vision and mission. It provides the framework on which a well-defined set of actions are executed that support and enable meeting the organization’s vision and objectives.

Part of our company strategy involves capturing, measuring, and analyzing customer data to provide valuable information on customer behavior, preferences and trends that help us build an integrated Marketing Analytics plan and a targeted Business Development framework for our clients.

In addition to Business Development & Marketing, we offer our services in Managing Strategic Resources. We assist our clients through the strategic journey helping them to allocate their business resources where they can maximize their benefits. It is our belief that many small to medium sized companies may not be trained in or skilled at managing the uncertainty that typically accompanies the development of marketing and business development plans. By assisting our clients in these strategic areas we believe we will be able to help them convert this uncertainty into opportunities. Since most companies have scarce resources it is incumbent upon them to maximize their benefits from these scare resources. How and where to deploy these scarce resources for maximizing their return of these investments we believe is critical.

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Results of Operations

General

The following table shows our revenues, expenditures and net income for the periods ending March 31, 2013 (unaudited) and December 31, 2012 and 2011 (audited).

Table 8.0 Revenues, Expenditures and Net Income

Period Ended:	Revenue	Expenses	Provision For Income Taxes	Net Income (Loss)
March 31, 2013	-	(60)	-	(60)
March 31, 2012		(15,117)		(15,117)
December 31, 2012	-	(15,297)	5,966	(9,331)
December 31, 2011	200,000	(7,884)	(58,175)	133,941

Results of Operations for the Period Ending March 31, 2013

For the Period ending March 31, 2013 our revenue remains flat and our expenses will continue to increase for the year due to auditor, accounting, and legal fees incurred.  In addition, we will incur the costs associated with locating and acquiring assets for the business to become fully operational.  Some of these expenses will be paid from the proceeds of our primary offering as shown in our Use of Proceeds tables found on page I-12.

At March 31, 2013 we have been advised by our tax accountant that the company will have additional income taxes to pay resulting from the failure to file its annual 1120.  Management is expecting the tax liability to be approximately $54,000 and due during the second quarter of 2013.

At March 31, 2013 we had loans to shareholders of $250,000.  During the second quarter of 2013 the company has been repaid $225,000 which will be reflected on our financial statements at June 30, 2013.

Results of Operations for the Period Ended December 31, 2012

For the fiscal period ended December 31, 2012, the continuing recession adversely affected our ability to gain new clients and contracts.  With the slow recovery in Nevada, obtaining new clients has proved more difficult than expected.  Our expenses for the period were higher due to the professional fees related to the preparation of the registration statement.  Additionally, the cost of renting our business space, telephone costs and travel and advertising contributed to our net loss.

As a result of our 2012 net loss we had a tax benefit of $5,966.  In addition we had a further tax liability of $8,624 that was paid during the second quarter of 2013.  Our financial statements have been adjusted to reflect any tax liability that has been paid.  Further tax assessments will be properly recorded in our second quarter financials.

Results of Operations for the Year Ended December 31, 2011

During our first year in business we had one contract of $200,000 with operating expenses of $7,884.  The slow economic recovery affected the number of contracts we were able to secure.  Management focused its activities on research and development of the services that it would offer.  By utilizing free government publications and various business news publications management began to formulate the business strategy of the company.

Liquidity & Capital Resources

Management believes that in the fiscal year 2013 the Company will not show a revenue increase and probably show a net loss however.  Management forecasts our revenues to be minimal.  Management does believe that revenues will increase and operations will not be sustainable in the long-term of at least twelve (12) months unless and until we are able to sell stock from our primary offering or we receive additional paid in capital from the majority shareholder.  In the event the company needs additional funds, our management believes that a small business loan may be obtainable on reasonable terms due to the Company having no debt.   There is no guarantee that such a small business loan will be obtained or if there will be terms that will be suitable for the company.

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In the event we are unable to generate sufficient funds to continue our business efforts, we will seek additional capital through a private placement of our common shares or debt financing.  In the event cash flow was to tighten, management would consider additional paid in capital to ease our cash flow.

We have not entered into any discussions with any companies, financial institutions, investment banks, broker-dealers, promoters or other parties regarding the pursuit of any business combination that would result in a change in control.

DESCRIPTION OF PROPERTY

Our principal business address is at 8565 S. Eastern Ave. #136, Las Vegas, NV 89123, which is a commercial building located near a major interstate.  We do not own the building but rent a furnished office space within the premises which is approximately 100 square feet individually.  The building is a double story brick building that is in satisfactory condition. We own our computer system, ancillary equipment, and office supplies and all of the related equipment purchased for use in a business.  The Company has no leased equipment for business purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive Officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. We rely on our President/Treasurer/Chairman of the Board, Andy Z. Fan, for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.  Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Fan as both our Company President/Treasurer/Chairman of the Board and our audit committee financial expert is not detrimental to the Company. Mr. Fan has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Fan has gained this experience through his experience with public reporting companies as well as coordinating financial statements with various C.P.A.’s.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. Once we are fully reporting with the SEC, we may or may not apply to have our common stock included for quotation on the FINRA OTC Bulletin Board.  However, until such a decision is made and an application is accepted and trading of our stock on the FINRA OTC Bulletin Board begins shareholders who wish to sell their shares will have to sell their shares at the fixed price of $0.10 per share.  In the event the stock is listed on the OTCBB or other exchange, the selling security holders may sell at the prevailing market price or at privately negotiated prices.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the FINRA OTC Bulletin Board price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results; announcements of new product innovations, new sales formats, or new services by us or our competitors; changes in financial estimates by securities analysts; conditions or trends in Internet use, such as increased Internet advertising and online ordering by small independent operators or traditional brick and mortar operations; changes in the market valuations of other businesses; announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments; additions or departures of key personnel; sales of common stock; and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for our type of business in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of our business may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

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At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are no shares of common stock that could be sold by an affiliated selling shareholder according to Rule 144.

No cash dividends have been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have two (2) stockholders of record of our common stock as of May 31, 2013.

EXECUTIVE COMPENSATION

At the present time Mr. Fan has forgone and cash or stock compensation for his services.  Mr. Fan believes it prudent to keep the earnings in the company to continue operations.  If and when our revenues and earnings allow for compensation, Mr. Fan will collect a salary of $40,000 per year, which will be adjusted annually according to their performance and the performance of the company.  Ms. Fan is currently not being compensated with an annual salary.

Revenues and earnings, as well as sufficient cash flow, must be considered when determining when Mr. Fan salary and Mrs. Fan’s salary increase may be available to our Officers and Directors.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings are determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence a salary for Mr. Fan and bonuses for Ms. Fan .  The amount of compensation to one or both Officers will be no more than net profits will allow.

The following table sets forth information concerning the annual and long-term compensation of our President and Secretary/Treasurer, and the most highly compensated employee and/or executive Officer who served at the end of the fiscal years December 31, 2011 and 2012 and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2011 and 2012, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officer."

Table 9.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Andy Z Fan[1]	2013 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kelly S. Fan[2]	2013 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jun Zhang[3]	2013 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mungxing Li4	2013 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cuiye Wu5	2013 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] There is no employment contract with Mr. Fan at this time. Nor are there any agreements for compensation in the future.

[2] There is no employment contract with Mrs. Fan at this time. Nor are there any agreements for compensation in the future.

[3]There is no employment contract with Mr. Zhang at this time. Nor are there any agreements for compensation in the future

[4] There is no employment contract with Mr. Li at this time. Nor are there any agreements for compensation in the future

[5] There is no employment contract with Mr. Wu at this time. Nor are there any agreements for compensation in the future

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Table 10.0 Outstanding equity awards for 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andy Z Fan	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kelly S Fan	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jun Zhang	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mengxing Li	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cuiye Wu	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 11.0 Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Andy Z. Fan	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kelly S. Fan	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jun Zhang	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mengxing Li	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cuiye Wu	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

As of December 31, 2012, our directors have received no compensation. Pursuant to our By Laws, directors will not be compensated for their services in their capacity as directors, but may, by resolution of the board, be paid a fixed sum and expenses for actual attendance at each regular or special meeting of the Board.  At this time, Directors’ meeting expenses are not paid.  In the future, such payment will be revisited as the Company’s performance and income improves.  There can be no guarantee that we will ever have profits from which our Directors may receive payment.

Board of Directors and Committees

Currently, our Board of Directors consists of Andy Z. Fan, Chairman and Kelly S. Fan, Director, Jun Zhang, Director, Mengxing Li, Director and Cuiye Wu, Director.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

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Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes our disclosure controls and procedures, developed by our Chairman/President/Treasurer, Andy Z. Fan, are in keeping with the intent of the regulations.  Mr. Fan and the full Board of Directors find the Company’s disclosure controls and procedures meet the requirements.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our Company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive Officer and principal financial Officer, as appropriate, regarding timely disclosure.  There were no disclosure requirements for 2012 and 2011 except for income tax reporting.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President/Treasurer, Andy Z. Fan, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors found no weaknesses in the controls that were established for 2011 and 2012. As of this filing, our Chairman/President/Treasurer, Andy Z. Fan, believes that the Company will be able to provide timely and accurate reports and keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be additional changes in our internal control over financial reporting, these changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We adopted a Code of Ethics as of January 31, 2011 that applies to our principal executive officer, principal financial office, and principal accounting Officers well as our employees.   Our complete Code of Ethics is included in this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that an issuer files with, or submits to, the Commission and in other public communications made by our Company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the Officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

EXPERTS

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Certain of the financial statements of Andy Business Conglomerate, USA Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by DKM Certified Public Accountants, independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 1, 2013, we engaged DKM Certified Public Accountants, as our independent auditors. They are our first auditors and we have had no disagreements with DKM Certified Public Accountants on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

On December 17, 2012, the audit firm of Drake & Klein CPAs changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Andy Business Conglomerate, USA by Harrison Law, P.A., 8955 US Highway 301 N. #203 Parrish FL 34219.  Harrison Law, P.A. will be providing the opinion of the validity of the shares of the Company.

CONFLICT OF INTERESTS

Currently there are no mutual clients of Harrison Law, P.A. and Andy Business Conglomerate, USA. In the event a client is referred by Harrison Law, P.A. to “ABC” there is no financial arrangement whereby Harrison Law, P.A. receives any of the monies earned by Andy Business Conglomerate, USA. The only fees paid to Harrison Law, P.A., if any, will be for legal advice and work.

WHERE YOU CAN FIND FURTHER INFORMATION

Andy Business Conglomerate, USA will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Andy Business Conglomerate, USA has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Andy Business Conglomerate, USA and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such service fleets upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete within the Form S-1 and, in each instance, reference is made to the copy of such contract or document filed as an additional exhibit to the registration statement filed with the Securities and Exchange Commission, each such statement being qualified in all respects by such reference.

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Drake, Klein, & Messineo, CPAs PA 2451 N. McMullen Booth Road, Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

We have audited the accompanying balance sheet of  as of  and 2011, and the related statement of operations, stockholders’ deficiency, and cash flows from Inception (January 28, 2011) through  and the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  as from Inception (January 28, 2011) through , and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

June 3, 2013

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ANDY BUSINESS CONGLOMERATE, USA

Balance Sheets (audited)

For the Years Ended December 2012 and 2011 (audited)

	As of December 31,
	2012	2011
ASSETS

Current Assets:
Cash and Cash Equivalents	111	101,408
Total Current Assets	111	101,408
Shareholder loan receivable	250,000	150,000
Total Assets	$ 250,111	$ 251,408

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Income Tax Payable	52,209	58,175
Total Current Liabilities	52,209	58,175
Total Liabilities	52,209	58,175

Stockholders' Equity:
Common Stock; 1,000,000,000 shares authorized; $.001 per share par value; 7,329,200 shares issued outstanding, respectively	7,329	7,329
Additional Paid-In Capital	65,963	65,963
Common Stock Receivable	-	(14,000)
Retained Earnings	124,610	133,941
Total Equity	197,902	193,233
Total Liabilities and Stockholders' Equity (Deficit)	$ 250,111	$ 251,408

The accompanying notes are an integral part of these statements.

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ANDY BUSINESS CONGLOMERATE, USA

Statements of Operations

For the Years Ended December 2012 and 2011(audited)

	For the Years Ending December 31,
	2012	2011
Revenue:
Consulting Income	-	200,000

Operating Expenses:
General and Administrative	297	884
Professional Fees	15,000	7,000
Total Operating Expenses	(15,297)	(7,884)

Net (Loss) Income from Operations Before Income Taxes	(15,297)	192,116
Benefit From (Provision For) Income Taxes	5,966	(58,175)
Net (Loss) Income	$ (9,331)	$ 133,941

Basic and Diluted (loss) income per share	(0.00)	0.02

Weighted average number of shares outstanding	7,329,200	7,329,200

The accompanying notes are an integral part of these statements.

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ANDY BUSINESS CONGLOMERATE, USA

Statement of Stockholders’ Equity

For the Years Ending December 2012 and 2011(audited)

	Common Stock		Additional Paid in Capital		Accumulated Deficit/ Retained Earnings	Total
	Shares	Amount		Common Stock Receivable

Balance as of January 1, 2011	-	-	-	-	-	-
Common Stock Issuance	7,329,200	$7,329	$65,963			$73,292
Common Stock Receivable				(14,000)		(14,000)
Net Income					133,941	133,941
Balance as of December 31, 2011	7,329,200	$7,329	$ 65,963	$(14,000)	$ 133,941	$193,233
Collection of Common Stock Receivable			-	14,000		14,000
Net Loss			-		(9,331)	(9,331)

Balance at December 31, 2012	7,329,200	$7,329	$65,963	$ -	$ 124,610	$197,902

The accompanying notes are an integral part of these statements.

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ANDY BUSINESS CONGLOMERATE, USA

Statements Cash Flows

For the Years Ended December 2012 and 2011(audited)

	For the Years Ending, December 31,
	2012	2011
Cash Flows from Operating Activities:
Net (Loss) Income	(9,331)	133,941
Adjustments to reconcile net (loss) income to net cash provided by operations:
Changes in assets and liabilities:
Income Tax Payable	(5,966)	58,175
Net Cash Flows (Used) Provided by Operating Activities	(15,297)	192,116

Cash Flows From Investing Activities
Loans Made	(100,000)	(150,000)
Net Cash Used by Investing Activities	(100,000)	(150,000)

Cash Flows from Financing Activities
Collection of Common Stock Receivable	14,000	-
Proceeds from Issuance of Common Stock	-	59,292
Net Cash Provided by Financing Activities	14,000	59,292

Change in Cash and Cash Equivalents	(101,297)	101,408
Cash and Cash equivalents, beginning of period	101,408
Cash and Cash equivalents – End of period	111	101,408

Supplemental Cash Flow Information
Cash paid for interest	-	-
Cash paid for taxes	-	-

Non Cash Financing Activities
Common Stock Receivable	-	14,000

The accompanying notes are an integral part of these statements.

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Andy Business Conglomerate, USA

Notes to Financial Statements

For the years ended December 31, 2012 and 2011 (audited)

NOTE 1.

 NATURE OF BUSINESS

ORGANIZATION

We provide business consulting and marketing services to small to medium size companies.

The company has a single location in Las Vegas, Nevada where it presently operates.  The company faces competition from local and nationally recognized firms.  The Company is headquartered in Las Vegas, Nevada.  The elected fiscal year end is December 31.

NOTE 2.

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the years ended December 31, 2012 and 2011; (b) the financial position at and December 31, 2012 and 2011 and (c) cash flows for the years ended December 31, 2012 and 2011 have been made.

CASH and CASH EQUIVALENTS

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at December 31, 2012 and 2011.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and estimable. Revenue from consulting services is recognized according to the terms of the consulting agreement. Generally, consulting revenue will be recognized into income as the services are performed.

NET EARNINGS (LOSS) PER SHARE

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period.  Diluted earnings

(loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.   At December 31, 2012 and 2011 there were no potentially dilutive securities.

ADVERTISING

Advertising costs are expensed as incurred.  No advertising costs were incurred for the years ending December 31, 2012 and 2011.

RECENTLY ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2012 through the date these financial statements were issued.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This ASC also establishes a fair value hierarchy that distinguishes

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Andy Business Conglomerate, USA

Notes to Financial Statements

For the years ended December 31, 2012 and 2011 (audited)

(Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2

Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable data by correlation or other means.

Level 3

Inputs that are both significant to the fair value measurement and unobservable.

NOTE 3.

 INCOME TAXES

The Company has adopted the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of December 31, 2012, tax years 2012 and 2011 remain open for IRS audit.  The Company has received no notice of audit from the IRS for any of the open tax years.

The benefit from (provision for) income taxes from continuing operations consisted of the following:

	2012	2011
Current:
Federal	$ 5,966	$ (58,175)

NOTE 4

 SHAREHOLDER LOAN RECEIVABLE

During the period ended December 31, 2011, the Company advanced a shareholder $150,000.  During 2012, the Company advanced an additional $100,000 to a shareholder.  These loans receivable are due on demand and are non-interest bearing.  There were no payments received by the Company for these advances through December 31, 2012.

NOTE 5.

 COMMITMENTS AND CONTINGENCIES

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect.

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Andy Business Conglomerate, USA

Notes to Financial Statements

For the years ended December 31, 2012 and 2011 (audited)

(Continued)

NOTE 5.

 COMMITMENTS AND CONTINGENCIES (continued)

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties

The Company does not have employment contracts with its key employees, including the officers of the Company.

LEGAL MATTERS

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 6.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a decreasing gross profits, increasing general expenses and negative working capital. The Company is currently evaluating acquisitions and other business opportunities. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues through its existing or new business directions and its ability to find additional funding.

NOTE 7.

STOCKHOLDERS’ EQUITY

As of December 31, 2012 and 2011, the Company had 7,329,200 shares of common stock issued and outstanding.  The total consideration paid for these shares was $73,292. Of this amount, $59,292 was collected in 2011. There was an additional $14,000 that was received in January 2012 in exchange for the shares issued in 2011. The $14,000 was recorded as a common stock receivable at December 31, 2011 and is presented as an offset to equity in the balance sheet.

NOTE 8.

FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

FINANCIAL INSTRUMENTS

The Company’s financial assets are comprised of cash and cash equivalents and shareholder loans receivable.  Our liabilities consist of income taxes payable.

The carrying values for the financial instruments approximate fair value due to the short maturity of such instruments.

Financial instruments that could subject us to concentrations of credit risk are primarily cash and cash equivalents. Our cash and cash equivalents are within FDIC limits.

LIQUIDITY RISK

The Company’s objective in managing liquidity risk is to maintain sufficient available reserves to meet its liquidity requirements at any point in time.  The Company achieves this by managing capital and operating expenditures and maintaining sufficient funds for anticipated short-term spending in our cash and cash equivalent accounts.

NOTE 9.

SUBSEQUENT EVENTS

In 2013, the company has recognized repayment of $225,000 of the shareholder loan receivable leaving a remaining balance due the company of $25,000.

The Company has evaluated subsequent events through the date the financial statements were issued to assess the need for potential recognition or disclosure in this report.  Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

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Drake, Klein, & Messineo, CPAs PA 2451 N. McMullen Booth Road, Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of

We have reviewed the accompanying balance sheet of  as of March 31, 2013, and the related statements of operations and retained earnings, and cash flows for the three months ended March 31, 2013 and 2012. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

June 3, 2013

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ANDY BUSINESS CONGLOMERATE, USA

Balance Sheets

March 31, 2013 and December 31, 2012

	March 31, 2013 (unaudited)	December 31, 2012 (audited)
ASSETS

Current Assets:
Cash and Cash Equivalents	551	111
Total Current Assets	551	111
Shareholder loan receivable	250,000	250,000
Total Assets	$ 250,551	$ 250,111

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Income Tax Payable	52,209	52,209
Total Current Liabilities	52,209	52,209
	-	-
Total Liabilities	52,209	52,209

Stockholders' Equity:
Common Stock; 1,000,000,000 shares authorized; $.001 per share par value; 7,329,200 shares issued outstanding, respectively	7,329	7,329
Additional paid-in capital	66,463	65,963
Common Stock Receivable
Retained Earnings	124,550	124,610
Total Equity	198,342	197,902
Total Liabilities and Stockholders' Equity (Deficit)	$ 250,551	$ 250,111

The accompanying notes are an integral part of these statements.

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ANDY BUSINESS CONGLOMERATE, USA

Statements of Operations

For the Three Months Ended March 31, 2013 and 2012 (unaudited)

	2013	2012
Revenue:	-	-

Operating Expenses:
General and Administrative	60	117
Professional Fees	-	15,000
Total Operating Expenses	60	15,117
Net Loss From Operations	(60)	(15,117)

Net Loss	$ (60)	$ (15,117)

Basic and Diluted (loss) income per share	(0.00)	(0.00)

Weighted average number of shares outstanding	7,329,200	7,329,200

The accompanying notes are an integral part of these statements.

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ANDY BUSINESS CONGLOMERATE, USA

Statement of Stockholders’ Equity

For the Three Months Ended March 31, 2013 (unaudited)

	Common Stock		Additional Paid in Capital	Accumulated Deficit/ Retained Earnings	Total
	Shares	Amount

Balance at December 31, 2012	7,329,200	$ 7,329	$ 65,963	$ 124,610	$ 197,902
Capital Contribution			500		500
Net Loss				(60)	(60)

Balance, March 31, 2013	7,329,200	$ 7,329	$ 66,463	$ 124,550	$ 198,342

The accompanying notes are an integral part of these statements.

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ANDY BUSINESS CONGLOMERATE, USA

Statements Cash Flows

For the Three Months Ending March 31, 2013 and 2012 (unaudited)

	For the Three Months Ending March 31,
	2013	2012
Cash Flows from Operating Activities:
Net Loss	(60)	(15,117)
Adjustments to reconcile Net loss to net cash used by operations:
Changes in assets and liabilities:	-	-
Income Tax Payable	-	-
Net Cash Flows Used by Operating Activities	(60)	(15,117)

Cash Flows From Investing Activities
Loans Made	-	(100,000)
Net Cash Used by Investing Activities	-	(100,000)

Cash Flows from Financing Activities
Contribution of Additional Paid in Capital	500	-
Collection of Common Stock Receivable	-	14,000
Net Cash Provided by Financing Activities	500	14,000

Change in Cash and Cash Equivalents	440	(101,117)
Cash and Cash equivalents, beginning of period	111	101,408
Cash and Cash equivalents – End of period	551	291

Supplemental Cash Flow Information
Cash paid for interest	-	-
Cash paid for taxes	-	-

Non Cash Financing Activities
Common Stock Receivable	-	-

The accompanying notes are an integral part of these statements.

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Andy Business Conglomerate, USA

Notes to Financial Statements

For the Three Months Ending March 31, 2013and 2012 (unaudited)

NOTE 1.

 NATURE OF BUSINESS

ORGANIZATION

We provide business consulting and marketing services to small to medium size companies.

The company has a single location in Las Vegas, Nevada where it presently operates.  The company faces competition from local and nationally recognized firms.  The Company is headquartered in Las Vegas, Nevada.  The elected fiscal year end is December 31.

NOTE 2.

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results of operations have been included in the accompanying unaudited condensed consolidated financial statements. Operating results for the three-month period ended March 31, 2013, are not necessarily indicative of the results to be expected for other interim periods or for the full year then ended December 31, 2013. These unaudited condensed financial statements should be read in conjunction with the financial statements and accompanying notes thereto included in the financial statements for the year ended December 31, 2012.

CASH and CASH EQUIVALENTS

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at March 31, 2013 and December 31, 2012.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and estimable. Revenue from consulting services is recognized according to the terms of the consulting agreement. Generally, consulting revenue will be recognized into income as the services are performed.

NET EARNINGS (LOSS) PER SHARE

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period.  Diluted earnings

(loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.   At March 31, 2013 and December 31, 2012 there were no potentially dilutive securities.

ADVERTISING

Advertising costs are expensed as incurred.  No advertising costs were incurred for the years ending December 31, 2012 and 2011.

RECENTLY ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to March 31, 2013 through the date these financial statements were issued.

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Andy Business Conglomerate, USA

Notes to Financial Statements

For the Three Months Ending March 31, 2013and 2012 (unaudited)

(Continued)

NOTE 2.

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This ASC also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2

Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable data by correlation or other means.

Level 3

Inputs that are both significant to the fair value measurement and unobservable.

NOTE 3.

SHAREHOLDER LOAN RECEIVABLE

During the period ended December 31, 2011, the Company advanced a shareholder $150,000.  During the three months ended March 31, 2012, the Company advanced an additional $100,000 to a shareholder.  These loans receivable are payable on demand and are non-interest bearing.  There were no payments received by the Company for these advances through March 31, 2013.

NOTE 4.

 COMMITMENTS AND CONTINGENCIES

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties

The Company does not have employment contracts with its key employees, including the officers of the Company.

LEGAL MATTERS

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 5.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a decreasing gross profits, increasing general expenses and negative working capital. The Company is currently evaluating acquisitions and other business opportunities. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues through its existing or new business directions and its ability to find additional funding.

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Andy Business Conglomerate, USA

Notes to Financial Statements

For the Three Months Ending March 31, 2013and 2012 (unaudited)

(Continued)

NOTE 6.

STOCKHOLDERS’ EQUITY

As of March 31, 2013, the Company had 7,329,200 shares of common stock issued and outstanding.

NOTE 7.

FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

FINANCIAL INSTRUMENTS

The Company’s financial assets are comprised of cash and cash equivalents and shareholder loans receivable.  Our liabilities consist of income taxes payable.

The carrying values for the financial instruments approximate fair value due to the short maturity of such instruments.

Financial instruments that could subject us to concentrations of credit risk are primarily cash and cash equivalents. Our cash and cash equivalents are within FDIC limits.

LIQUIDITY RISK

The Company’s objective in managing liquidity risk is to maintain sufficient available reserves to meet its liquidity requirements at any point in time.  The Company achieves this by managing capital and operating expenditures and maintaining sufficient funds for anticipated short-term spending in our cash and cash equivalent accounts

NOTE 8.

SUBSEQUENT EVENTS

Subsequent to March 31, 2013, the company has recognized repayment of $225,000 of the shareholder loan receivable leaving a remaining balance due the company of $25,000.

The Company has evaluated subsequent events through the date the financial statements were issued to assess the need for potential recognition or disclosure in this report.  Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Andy Business Conglomerate, USA in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$221.65
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$1,000.00
Accounting Fees and Expenses	$9,500.00
Legal Fees and Expenses	$60,000.00
Transfer Agent's Fees and Expenses	$500.00
Miscellaneous	$1,000.00
Total	$72,221.65

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14   Indemnification of Directors and Officers

NRS 78.138 of the Nevada Revised Statutes and the provisions of subsections 4 and 5 do not create or authorize any causes of action against the corporation or its directors or officers.

Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

     (a) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

     (b) The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Our Articles of Incorporation do not include such a provision automatically indemnifying a director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Article XIV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any Officer, Director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Nevada law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

There have been no sales of ANDY BUSINESS CONGLOMERATE, USA’s common stock without registration during the last three years.

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Item 16.  Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	By-Laws
5	Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.
14	Code of Ethics
23.1	Consent of Experts and Counsel: Independent Auditor's Consent by DKM, C.P.A.’s
23.2	Consent of Experts and Counsel: Counsel’s Consent, by Harrison Law, P.A., is included in Exhibit 5

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that  a claim for indemnification

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against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on June 5, 2013.

(Registrant) ANDY BUSINESS CONGLOMERATE, USA

By: /s/ Andy Z. Fan
Andy Z. Fan
President/Treasurer/Director/Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Name	Title	Date
/s/ ANDY Z. FAN	President, Treasurer, Director/Chairman, Principal Financial Officer, Principal Accounting Officer	June 5, 2013
Andy Z. Fan

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